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                                                                   EXHIBIT 10.65

                             CONFIDENTIAL TREATMENT

                                LICENSE AGREEMENT

                         dated December 27, 2001 between

                          CUBIST PHARMACEUTICALS, INC.

                                       and

                     UNIVERSITY OF UTAH RESEARCH FOUNDATION

Revised July 2001
Exclusive License Agreement

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                                TABLE OF CONTENTS

         ARTICLE NO.                                                 PAGE
1.  DEFINITIONS.......................................................4

2.  LICENSE GRANT.....................................................6

3.  EXCLUSIVE PERIOD AND TERM OF AGREEMENT............................7

4.  SUBLICENSES.......................................................7

5.  LICENSE ISSUE FEE.................................................8

6.  ROYALTIES AND MILESTONE PAYMENTS..................................8

7.  DUE DILIGENCE....................................................11

8.  CONFIDENTIALITY..................................................12

9.  REPORTS..........................................................14

10. PATENT PROSECUTION AND MAINTENANCE...............................15

11. PATENT MARKING...................................................16

12. BOOKS AND RECORDS................................................16

13. TERMINATION BY UNIVERSITY........................................16

14. TERMINATION BY CUBIST............................................17

15. DISPOSITION OF LICENSED PRODUCTS ON HAND.........................18

16. WARRANTY BY UNIVERSITY...........................................18

17. INFRINGEMENT.....................................................19

18. WAIVER...........................................................20

19. ASSIGNABILITY....................................................20

20. INDEMNIFICATION BY CUBIST........................................20

21. INDEMNIFICATION BY UNIVERSITY....................................21

22. LATE PAYMENTS....................................................21

23. NOTICES..........................................................22

24. FOREIGN LAWS.....................................................22

25. RELATIONSHIP OF PARTIES..........................................23

26. NON-USE OF NAMES.................................................23

27. DISPUTE RESOLUTION...............................................23

28. GENERAL PROVISIONS...............................................24

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                                LICENSE AGREEMENT

       THIS LICENSE AGREEMENT ("AGREEMENT") is entered into this 27th day of December, 2001 (the "Effective Date") by and between the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 615 Arapeen Drive, Suite 110, Salt Lake City, UT 84108, hereinafter referred to as "UNIVERSITY," and CUBIST PHARMACEUTICALS, INC., having its principal place of business at 65 Hayden Avenue, Lexington, MA 02421, hereinafter referred to as "CUBIST."

                              W I T N E S S E T H

       WHEREAS, certain inventions, generally characterized as COMPLEXES TO IMPROVE ORAL ABSORPTION OF POORLY ABSORBABLE ORAL ANTIBIOTICS and assigned University of Utah identification number U-3241, hereinafter collectively referred to as "the INVENTION," have been made in the course of research at the University of Utah conducted by Dr. Jeong Soo Lee and at the University of Utah under a Testing Agreement dated July 1, 1996 with MC Technologies, Inc. conducted by Dr. Seung-Ho Choi;

       WHEREAS, patent applications have been filed related to such INVENTION; WHEREAS, UNIVERSITY desires that the intellectual property captured in such patent applications be developed and utilized to the fullest extent so that its benefits can be enjoyed by the general public;

       WHEREAS, CUBIST wishes to obtain from UNIVERSITY a license under certain rights for the commercial development, production, manufacture, use sand sale of products developed using such intellectual property, and UNIVERSITY is willing to grant such a license upon the terms and conditions hereinafter set forth;

       NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

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                             ARTICLE 1. DEFINITIONS

       SECTION 1.1 "AFFILIATE" means any person or entity that controls, is controlled by, or is under common control with CUBIST, directly or indirectly. For purposes of this definition, "control" and its various inflected forms means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise.

       SECTION 1.2 "QUARTER" shall mean a period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

       SECTION 1.3 "FDA" shall mean., the United States Food and Drug Administration.

       SECTION 1.4 "FIELD" shall mean all fields of use. Notwithstanding the foregoing, [ * ], pursuant to Section 4.2 below.

       SECTION 1.5 "LICENSED PRODUCT" means any product, process, method, apparatus, kit or component part thereof, or any other subject matter the snaking, using, selling, offering for sale or import of which would constitute, but for the license granted to CUBIST pursuant to this AGREEMENT, an infringement of any VALID CLAIM or CLAIMS included within PATENT RIGHTS.

       SECTION 1.6 "INDIVIDUAL LICENSED PRODUCT" means any federally approved LICENSED PRODUCT which requires separate governmental safety and efficacy approval before introduction to the market. For example, if a LICENSED PRODUCT must be subjected to a separate clinical trial so that a separate use for the same formula is demonstrated for safety and efficacy, then it is a distinct INDIVIDUAL PRODUCT.

       SECTION 1.7 "FIRST LICENSED PRODUCT" means the first federally approved INDIVIDUAL LICENSED PRODUCT to be subjected to a governmental safety and efficacy approval process prior to market introduction, and which is sold in any country of the TERRITORY.

       SECTION 1.8 "NET SALES" means the aggregate gross sales of LICENSED PRODUCT sold

* Confidential Treatment Requested. Omitted portions filed with the Commission.

                                       4
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       by CUBIST or its SUBLICENSEE, net of the sum of the following items
       (where applicable): (1) cash, trade or quantity discounts actually allowed; (2) sales, use, tariff, customs duties or other excise taxes directly imposed upon particular sales; (3) outbound transportation charges prepaid or allowed; and (4) allowances or credits to third parties for rejections or returns. A LICENSED PRODUCT shall be considered sold when billed out or invoiced, or if not invoiced, upon transfer of LICENSED PRODUCT to a THIRD PARTY end user of such LICENSED PRODUCT. There shall be no deductions from NET SALES for costs of commissions or collections. NET SALES shall not include (a) promotional or sampled LICENSED PRODUCTS or (b) billings for LICENSED PRODUCTS sold by CUBIST to any AFFILIATE unless such AFFILIATE is an end-user of any LICENSED PRODUCT.

       SECTION 1.9 "PATENT RIGHTS" means the patents and patent applications set forth in Exhibit A, and any divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility, models and the like of any such patents and patent applications, and any foreign equivalents thereof. In addition, "PATENT RIGHTS" shall also mean any patents and any applications for patents (including provisional, utility, priority applications, international, and design applications) filed anywhere in the world and disclosing the INVENTION, further including any and all patents issuing from such applications, together with all foreign equivalents, additions, divisionals, continuations, continuations-in-part (to the extent that the INVENTION is disclosed therein), substitutions, extensions, registrations, or renewals therefor, and all reissues, reexaminations, and revalidations thereof, including supplementary protection certificates.

       SECTION 1.10 "SUBLICENSEE" shall mean any THIRD PARTY (but not including an AFFILIATE of a Party) expressly licensed by a Party to make, use, import, offer for sale or LICENSED PRODUCTS.

       SECTION 1.11 "THIRD PARTY" shall mean any person other than the UNIVERSITY, CUBIST

                                       5
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       and their respective AFFILIATE.

       SECTION 1.12 "PHASE III CLINICAL TRIAL" shall mean a pivotal phase 3 study, as defined in 21 C.F.R. 312.21, of LICENSED PRODUCT aiming to generate sufficient data and information to support Regulatory Approval.

       SECTION 1.13 "TERRITORY" shall mean [ * ].

       SECTION 1.14 "VALID CLAIM" means a claim of (i) a pending patent application (other than a patent application that has been pending for more than ten (10) years after the priority filing date thereof), or (ii) an issued and unexpired patent, in either case which is included within the PATENT RIGHTS, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable in writing through reissue or disclaimer or otherwise.

       SECTION 1.15 "MAJOR MARKET" shall mean a market in [ * ].

                            ARTICLE 2. LICENSE GRANT

       SECTION 2.1 Subject to the terms and conditions set forth herein, UNIVERSITY hereby grants to CUBIST an exclusive license, with the right to sublicense, under UNIVERSITY PATENT RIGHTS to [ * ] LICENSED PRODUCTS in the FIELD [ * ].

       SECTION 2.2 CUBIST hereby grants to the UNIVERSITY a non-exclusive, non-sublicenseable license under UNIVERSITY PATENT RIGHTS to [ * ].

* Confidential Treatment Requested. Omitted portions filed with the Commission.

                                       6
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                ARTICLE 3. EXCLUSIVE PERIOD AND TERM OF AGREEMENT

       SECTION 3.1 This AGREEMENT shall be in full force and effect from the EFFECTIVE DATE until the end of the term of the last-to-expire of UNIVERSITY'S PATENT RIGHTS licensed under this AGREEMENT, unless otherwise terminated by operation of law or by acts of the parties pursuant to the terms of this AGREEMENT.

       SECTION 3.2 The license granted under Section 2.1 shall be exclusive and UNIVERSITY hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS in the TERRITORY for the FIELD during the term of this AGREEMENT.

                              ARTICLE 4. SUBLICENSE

       SECTION 4.1 LICENSOR hereby grants to LICENSEE the right to enter into sublicensing agreements with third parties to the extent of LICENSEE'S rights under the grant provided in Section 2.1 and provided that LICENSEE has current exclusive rights thereto in the TERRITORY being sublicensed pursuant to Section
2.1. Any sublicense granted by LICENSEE to a SUBLICENSEE shall incorporate
[ * ]. Upon any termination of this AGREEMENT, any sublicense granted by CUBIST to a SUBLICENSEE shall be [ * ].

       SECTION 4.2 CUBIST shall be obligated for a period of [ * ] from the EFFECTIVE DATE to grant an exclusive sublicense under the PATENT RIGHTS to [ * ] CUBIST agrees to negotiate the IIVAA sublicense in good faith and on reasonable terms. CUBIST shall [ * ].

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       7
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Notwithstanding the foregoing, in the event that (a) IHMA does not [ * ], or (b)
CUBIST and IHMA are [ * ], then CUBIST shall provide the UNIVERSITY with evidence of either (a) or (b) as the case may be, and CUBIST will then no longer be [ * ], and CUBIST shall be free to offer such rights to [ * ] for the rights to [ * ] and [ * ].

       SECTION 4.3 Upon UNIVERSITY'S request, CUBIST shall promptly provide UNIVERSITY with a copy of any Sublicense granted and any relevant reports due to CUBIST as a consequence of that Sublicense by CUBIST hereunder and any amendments thereto or terminations thereof.

                          ARTICLE 5. LICENSE ISSUE FEE

       CUBIST shall pay to UNIVERSITY a [ * ] of this AGREEMENT, which [ * ]. Such [ * ] shall be deemed [ * ]. Additionally, CUBIST shall pay to the UNIVERSITY a [ * ].

                   ARTICLE 6. ROYALTIES AND MILESTONE PAYMENTS

       SECTION 6.1 Subject to the terms and conditions of this AGREEMENT, and as consideration for the licenses granted under this AGREEMENT, CUBIST shall pay to the UNIVERSITY an earned royalty of [ * ] of NET SALES of the [ * ] launched by CUBIST [ * ]. CUBIST shall pay to

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       8
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the UNIVERSITY an earned royalty of [ * ] of NET SALES of [ * ] sold by
CUBIST [ * ].

       SECTION 6.2 Commencing the QUARTER in which the first NET SALES occur (the "first QUARTER"), and continuing as specified in the table below, CUBIST shall pay to UNIVERSITY [ * ] royalties according to the following schedule:

                     QUARTERS                       [ * ] ROYALTY DUE
                     --------                       -----------------
                      [ * ]                               [ * ]
                      [ * ]                               [ * ]
                      [ * ]                               [ * ]
                      [ * ]                               [ * ]

     CUBIST shall continue to pay such [ * ] as defined in Section 3.1. UNIVERSITY shall fully credit each payment of [ * ] royalties against any earned royalties payable by CUBIST with respect to the QUARTER in which the minimum royalty is made.

       SECTION 6.3 CUBIST shall pay milestones payments to the UNIVERSITY as follows:

       (a) CUBIST shall pay UNIVERSITY a milestone payment of [ * ] upon [ * ]. Such [ * ] is prepared for review;

       (b) CUBIST shall pay UNIVERSITY a milestone payment of [ * ] upon [ * ]. Such [ * ];

       (c) CUBIST shall pay UNIVERSITY a milestone payment of [ * ] upon the [ * ];

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       9
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       (d)     CUBIST shall pay UNIVERSITY a milestone payment of [ * ] upon the
               [ * ]; CUBIST shall pay to the UNIVERSITY a one time milestone payment of [ * ] upon the receipt by [ * ]. Only one such milestone payment shall be due [ * ]; and,

       (e) CUBIST shall pay to UNIVERSITY a patent issue fee of [ * ] for each [ * ]. The first of such fees will be due upon [ * ];

       SECTION 6.4 CUBIST shall pay all royalties accruing to UNIVERSITY in U.S. Dollars within [ * ] days following the QUARTER being reported. All milestone payments shall be paid within [ * ] days of the occurrence of the milestone event.

       SECTION 6.5 If any patent or any claim thereof included within UNIVERSITY'S PATENT RIGHTS shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, CUBIST'S obligation to pay UNIVERSITY

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       10
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royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such decision. CUBIST shall not, however, be relieved from paying UNIVERSITY any royalties or fees that accrued prior to the date of such decision or that are based on any of UNIVERSITY'S PATENT RIGHTS not the subject of such decision.

                            ARTICLE 7. DUE DILIGENCE

       SECTION 7.1 Immediately following the EFFECTIVE DATE, CUBIST shall diligently proceed with the [ * ] in order to make them [ * ] on commercially reasonable terms. CUBIST shall continue active, diligent development and marketing efforts for one or more INDIVIDUAL LICENSED PRODUCT(S) throughout the term of this AGREEMENT. Diligence for purposes of this Section 7.1 shall mean efforts commensurate in scope with those that would be applied by a similarly situated pharmaceutical company to the development and pursuit of regulatory approval in the United States of drug candidates of commercial potential similar to the applicable LICENSED PRODUCT.

       SECTION 7.2 In addition to the obligations set forth in Section 7.1, CUBIST shall perform the following obligations as part of its due diligence activities hereunder:

       (a) CUBIST shall deliver to UNIVERSITY, on or before [ * ] a [ * ] showing the amount of [ * ] of the LICENSED PRODUCTS.

       (b) CUBIST or its SUBLICENSEE shall [ * ] within [ * ] of the EFFECTIVE DATE;

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       11
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       (c)     CUBIST or is SUBLICENSEE shall have [ * ] within [ * ] of the
               EFFECTIVE DATE; and,

       (d) CUBIST or its SUBLICENSEE shall [ * ] within [ * ] of the EFFECTIVE DATE.

                           ARTICLE 8. CONFIDENTIALITY

       SECTION 8.1 CUBIST and UNIVERSITY acknowledge that either party may provide certain information to the other about LICENSED PRODUCTS or the INVENTION that is considered to be confidential. CUBIST and UNIVERSITY shall take reasonable precautions to protect such confidential information. Such precautions shall involve at least the same degree of care and precaution that CUBIST and UNIVERSITY customarily uses to protect its own confidential information. All confidential information disclosed by or on behalf of one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to a non-Party or used for any purpose whatsoever except as set forth herein without the prior written consent of the other Party, except to the extent that such confidential information:

       (a) is known by recipient at the time of its receipt, and not through a prior disclosure by or on behalf of the disclosing party, as documented by contemporaneous business records;

       (b) is properly in the public domain through no fault of the recipient;

       (c) is subsequently disclosed to a receiving party by a THIRD PARTY who may lawfully do so and is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written business records in existence prior to the receipt of such information from the disclosing Party;

       (d) is developed by the recipient independently of, and without reference to or use of, Confidential Information received from the disclosing Party;

* Confidential Treatment Requested. Omitted portions filed with the Commission.

                                       12
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       (e)     is required to be disclosed to governmental or other regulatory agencies in order to obtain patents, to obtain approval to conduct clinical trials or to market LICENSED PRODUCT, or to comply with applicable NASDAQ or Securities and Exchange Commission regulations, provided however, that such disclosure may be only to the extent reasonably necessary to obtain patents or approval, or to comply with regulations as appropriate and that confidential treatment will be sought to the extent reasonable practicable;

       (f) is necessary to be disclosed to permitted SUBLICENSEES, agents, consultants, AFFILIATES and/or other THIRD PARTIES for the purpose of conducting activities in accordance with this AGREEMENT on the condition that such THIRD PARTIES agree to be bound by confidentiality obligations substantially equivalent to the terms herein, and, provided that such confidentiality obligations shall endure for no less than [ * ];

       (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations, and provided further that such disclosure may be only to the extent reasonably necessary to comply with the applicable law or court order.

       SECTION 8.2 CUBIST acknowledges that UNIVERSITY is subject to the Utah Governmental Records Access and Management Act ("GRAMA"), Section 63-2-101 ET. SEG, Utah Code Ann. (1953), as amended. UNIVERSITY shall keep confidential any information provided to UNIVERSITY by CUBIST that CUBIST considers confidential, to the extent allowable under GRAMA and as provided in Section 53B-16-301 et seq., Utah Code Ann. In order to be eligible for such protection under GRAMA, confidential information of CUBIST disclosed to UNIVERSITY must be in written or other tangible form, marked as proprietary, and accompanied by a written claim by CUBIST stating the reasons that such information must be kept confidential.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       13
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                               ARTICLE 9. REPORTS

       SECTION 9.1 Commencing on [ * ] and on [ * ] thereafter, until the first occurrence of NET SALES, CUBIST shall [ * ] covering CUBIST'S progress in (a)
[ * ]; (b) [ * ]; and (c) [ * ]. Each [ * ] shall be in substantially similar form and contain at least the information required by Exhibit "B" attached hereto and incorporated herein.

       SECTION 9.2 Within [ * ] days after the QUARTER in which NET SALES first occur, and within [ * ] days after each QUARTER thereafter, CUBIST shall provide UNIVERSITY with a [ * ], and detailing the amount of [ * ] and [ * ] pursuant to Articles 6.1 and 6.2 hereof. Each [ * ] shall include at least the following:

             a.     [ * ];
             b.     [ * ];
             c.     [ * ];
             d.     [ * ];
             e.     [ * ];
             f.     [ * ];
             g.     [ * ];
             h.     [ * ];

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       14
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       SECTION 9.3 Each [ * ] shall be in substantially similar form as Exhibit
"C" attached hereto. Each such [ * ]. With each such [ * ] submitted, CUBIST shall [ * ] under this AGREEMENT. [ * ].

       SECTION 9.4 CUBIST shall provide written notification to UNIVERSITY of the date of first occurrence of NET SALES in each country within [ * ] days of its occurrence.

                 ARTICLE 10. PATENT PROSECUTION AND MAINTENANCE

       SECTION 10.1 CUBIST, at its sole discretion, may diligently prosecute and maintain PATENT RIGHTS with legal counsel of its choice, after consultation with UNIVERSITY. CUBIST shall provide UNIVERSITY with copies of all relevant documentation and keep UNIVERSITY informed and apprised of the continuing prosecution. UNIVERSITY shall keep any such documentation and information confidential. The UNIVERSITY shall use its best efforts to cooperate in such prosecution and maintenance, including, but not limited to, signing appropriate documents, providing strategic input, and reviewing documents.

       SECTION 10.2 CUBIST shall pay all costs and legal fees incurred in the preparation, prosecution and maintenance of PATENT RIGHTS, including without limitation, any taxes on such PATENT RIGHTS.

       SECTION 10.3 If CUBIST decides to abandon or to allow to lapse any of the PATENT RIGHTS, CUBIST shall inform the UNIVERSITY at least [ * ] days prior to the effective date of such decision and the UNIVERSITY shall be given the opportunity to assume responsibility and control with respect to such PATENT RIGHT, at its cost. Upon transfer of CUBIST's responsibility and control with respect to prosecuting, maintaining and defending any PATENT RIGHTS under the preceding sentence, CUBIST shall promptly deliver to the UNIVERSITY all necessary files related to the PATENT RIGHTS with respect to which responsibility has been transferred and shall take all actions and execute

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       15
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all documents reasonably necessary for the UNIVERSITY to assume prosecution.

                           ARTICLE 11. PATENT MARKING

       CUBIST shall mark all LICENSED PRODUCTS made, used or sold under the terms of this AGREEMENT, or their containers, in accordance with all applicable patent marking laws.

                          ARTICLE 12. BOOKS AND RECORDS

       CUBIST shall keep complete, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UNIVERSITY hereunder. Said books of account shall be kept at CUBIST'S principle place of business or the principal place of business of the appropriate division of CUBIST to which this AGREEMENT relates. Said books and the supporting data shall be open at all reasonable times for [ * ] following the end of the calendar year to which they pertain, to inspection by UNIVERSITY or its agents, upon notice to CUBIST, for the purpose of verifying CUBIST'S royalty statement or compliance in other respects with this AGREEMENT. Should such inspection lead to the discovery of a greater than [ * ] discrepancy in reporting to UNIVERSITY'S detriment, CUBIST agrees to pay the full cost of such inspection.

                      ARTICLE 13. TERMINATION BY UNIVERSITY

       SECTION 13.1 If CUBIST should (a) fail to deliver to [ * ]; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of this AGREEMENT to be performed by it hereunder; or (d) file a bankruptcy action, or have a bankruptcy action against it, or become insolvent, enter into a composition with creditors or have a receiver appointed for it; then UNIVERSITY

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       16
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may give written notice of such default to CUBIST. If CUBIST should fail to cure such default within [ * ] days of such notice, the rights, privileges, and license granted hereunder shall automatically terminate.

       SECTION 13.2 If CUBIST shall cease to carry on its business with respect to the rights granted in this AGREEMENT, this AGREEMENT shall terminate upon [ * ] day written notice by UNIVERSITY.

       SECTION 13.3 No termination of this AGREEMENT by UNIVERSITY shall relieve CUBIST of its obligation to pay any royalty or license fees due or owing at the time of such termination and shall not impair any accrued right of UNIVERSITY. CUBIST shall pay all attorneys' fees and costs incurred by UNIVERSITY in enforcing any obligation of CUBIST or accrued right of UNIVERSITY. Articles
[ * ] shall survive any termination of this AGREEMENT.

                        ARTICLE 14. TERMINATION BY CUBIST

       SECTION 14.1 CUBIST may terminate this AGREEMENT at any time and from time to time without cause, by giving written notice thereof to UNIVERSITY. Such termination shall be effective [ * ] days after such notice and all CUBIST'S rights associated therewith shall cease as of that date.

       SECTION 14.2 Any termination pursuant to Section 14.1 shall not relieve CUBIST of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to UNIVERSITY hereunder prior to the time such termination becomes effective. Such termination shall not affect in any manner any rights of UNIVERSITY arising under this AGREEMENT prior to the date of such termination.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       17
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              ARTICLE 15. DISPOSITION OF LICENSED PRODUCTS ON HAND

       Upon expiration or termination of this AGREEMENT by either party, CUBIST shall provide UNIVERSITY with a [ * ]. CUBIST may dispose of any such [ * ] within the [ * ]-day period following such expiration or termination, [ * ].

                       ARTICLE 16. WARRANTY BY UNIVERSITY

       SECTION 16.1 UNIVERSITY warrants that it has the lawful right to grant the license set forth in this AGREEMENT.

       SECTION 16.2 EXCEPT AS EXPRESSLY PROVIDED IN SECTION 16.1, THE PARTIES ACKNOWLEDGE AND AGREE THAT UNIVERSITY HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL UNIVERSITY BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF PATENT RIGHTS, EVEN IF UNIVERSITY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

       SECTION 16.3 Nothing in this AGREEMENT shall be construed as:

       (a) a warranty or representation by UNIVERSITY as to the validity or scope of any PATENT RIGHTS.

       (b) a warranty or representation by UNIVERSITY that anything made, used, sold or otherwise disposed of pursuant to any license granted under this AGREEMENT is or will be free from infringement of patents of THIRD PARTIES.

       (c) an obligation by UNIVERSITY to bring or prosecute actions or suits

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

                                       18
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               against THIRD PARTIES for patent infringement, except as
               expressly provided in Article 17 hereof.

       (d) conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than PATENT RIGHTS.

       SECTION 16.4 Any breach of the representations or warranties made in this
Article 16 shall entitle CUBIST to a refund of all payments made to UNIVERSITY as consideration for the rights granted under this AGREEMENT, and said refund shall be the sole remedy available to CUBIST for breach or violation of any provisions contained in this Article 16.

                            ARTICLE 17. INFRINGEMENT

       SECTION 17.1 If either party learns of a claim of infringement of or by any of UNIVERSITY'S PATENT RIGHTS licensed under this AGREEMENT, that party shall give written notice of such claim to the other party. CUBIST shall then use reasonable efforts to terminate such infringement. In the event CUBIST fails to abate the infringing activity within [ * ] days after such written notice or to bring legal action against the THIRD PARTY, either party may bring suit for patent infringement, naming the other party as nominal party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UNIVERSITY, which consent shall not be unreasonably withheld.

       SECTION 17.2 Any such legal action shall be at the expense of the party by whom suit is filed, hereinafter referred to as the "Litigating Party". Any damages or costs recovered by the Litigating Party in connection with a legal action filed by it hereunder, and remaining after the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, and after any royalties or other payments due to UNIVERSITY under Articles 4, 5 and 6 are paid, shall be equally divided between CUBIST and UNIVERSITY.

       SECTION 17.3 CUBIST and UNIVERSITY shall cooperate with each other in litigation

* Confidential Treatment Requested. Omitted portions filed with the Commission.

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proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party.

                               ARTICLE 18. WAIVER

       No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                            ARTICLE 19. ASSIGNABILITY

       This AGREEMENT is binding upon and shall inure to the benefit of the parties, their successors and assigns. Subject to CUBIST'S rights to sublicense, as set forth in Article 4 hereof, CUBIST may assign this AGREEMENT only with the written consent of UNIVERSITY, which consent shall not be unreasonably withheld.

                      ARTICLE 20. INDEMNIFICATION BY CUBIST

CUBIST shall indemnify, hold harmless and defend UNIVERSITY, the University of Utah, and their respective officers, employees and agents, against any and all claims, suits, losses, damages, costs, liabilities, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of exercise of: a) any license granted under this AGREEMENT; or b) any act, error, or omission of CUBIST, its agents, employees or SUBLICENSEES, except where such claims, suits, losses, damages, costs, fees, or expenses result solely from the negligent acts or omissions, or willful misconduct of the UNIVERSITY, its officers, employees or agents. CUBIST shall give UNIVERSITY [ * ] notice of any claim or suit instituted of which CUBIST has knowledge that in any way, directly or indirectly, affects or might affect UNIVERSITY, and UNIVERSITY shall have the right at its own expense to participate in the defense of the same.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

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                    ARTICLE 21. INDEMNIFICATION BY UNIVERSITY

       The UNIVERSITY is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1997 and Supp. 2000)(the "Act"). Section 63-30-34 of the Act expressly limits judgments against the UNIVERSITY, its officers and employees to $250,000 per person and $500,000 per occurrence for bodily injury and death and to $100,000 per occurrence for property damage. Subject to the provisions of the Act, UNIVERSITY shall indemnify, defend and hold harmless CUBIST, its officers, agents, and employees against any and all claims, suits, losses, damages, costs, liabilities, fees, and expenses (including reasonable fees of attorneys) resulting solely from the negligent acts or omissions of UNIVERSITY, its officers, agents or employees in connection with this AGREEMENT. Nothing in this AGREEMENT shall be construed as a waiver of any rights or defenses applicable to UNIVERSITY under the Act, including without limitation, the provisions of
Section 63-30-34 regarding limitation of judgments. UNIVERSITY shall give CUBIST timely notice of any claim or suit instituted of which UNIVERSITY has knowledge that in any way, directly or indirectly, affects or might affect CUBIST, and CUBIST shall have the right at its own expense to participate in the defense of the same.

                            ARTICLE 22. LATE PAYMENTS

       In the event royalty payments or other fees are not received by UNIVERSITY when due hereunder, CUBIST shall pay to UNIVERSITY interest charges at the rate of [ * ] over the prime lending rate as published in the Wall Street Journal at the time of invoice on the total royalties or fees due for the reporting period.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

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                               ARTICLE 23. NOTICES

     Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

         In the case of CUBIST:

                       Alan Watson, Ph.D., MBA
                       Cubist Pharmaceuticals, Inc.
                       65 Hayden Avenue
                       Lexington, MA 02421

         In the case of UNIVERSITY:

                       UNIVERSITY OF UTAH RESEARCH FOUNDATION
                       Technology Transfer Office 615 Arapeen Drive, Suite 110 Salt Lake City, UT 84108

         With a copy to:

                       OFFICE OF GENERAL COUNSEL
                       University of Utah
                       309 Park Building
                       Salt Lake City, Utah 84112

                            ARTICLE 24. FOREIGN LAWS

       SECTION 24.1 When required by local/national law, CUBIST shall register this AGREEMENT, pay all costs and legal fees connected therewith, and otherwise insure that the local/national laws affecting this AGREEMENT are fully satisfied.

       SECTION 24.2 CUBIST shall comply with all applicable U.S. laws dealing with the export of technology or technical information.

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                       ARTICLE 25. RELATIONSHIP OF PARTIES

       In assuming and performing the obligations of this AGREEMENT, CUBIST and UNIVERSITY are each acting as independent parties and neither shall be considered or represent itself as a joint venturer, partner, agent or employee of the other.

                          ARTICLE 26. NON-USE OF NAMES

       CUBIST shall not use the names or trademarks of the University of Utah, or its employees, nor any adaptation thereof, nor the names of any of their employees, in any advertising, news releases, promotional or sales literature without prior written consent obtained from UNIVERSITY, or said employee, in each case, except that CUBIST may state that it is licensed by UNIVERSITY under one or more of the patents and/or applications comprising the PATENT RIGHTS.

       In addition, UNIVERSITY shall not use the names or trademarks of CUBIST, or its employees, nor any adaptation thereof, nor the names of any of their employees, in any advertising, news releases, promotional or sales literature without prior written consent obtained from CUBIST, or said employee, in each case, except that UNIVERSITY may state that it has licensed to CUBIST under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                         ARTICLE 27. DISPUTE RESOLUTION

       Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the AGREEMENT, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within [ * ] days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such dispute. By not later than [ * ] days after the date

* Confidential Treatment Requested. Omitted portions filed with the Commission.

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of such notice of dispute, the party against whom the dispute shall be raised shall select a mediator in the Salt Lake City area for mediation and such representative shall schedule a date with such mediator for a hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representative of the parties have not been able to resolve the dispute within [ * ] business days after such mediation hearing, then the parties may resort to any legal or equitable remedies available to them.

                         ARTICLE 28. GENERAL PROVISIONS

       SECTION 28.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this AGREEMENT.

       SECTION 28.2 This AGREEMENT shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, in which event it shall be effective as of the date first above written.

       SECTION 28.3 No amendment or modification of this AGREEMENT shall be valid or binding upon the parties unless made in writing and signed by both parties.

       SECTION 28.4 This AGREEMENT embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

       SECTION 28.5 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceablility shall not in any way affect the validity or enforceability of the remaining provisions hereof.

       SECTION 28.6 This AGREEMENT may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this AGREEMENT on behalf of a legal entity does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this AGREEMENT on behalf of such entity.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

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       SECTION 28.7 In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the Parties to this AGREEMENT to enforce any provision of this AGREEMENT, to enforce any remedy available upon default under this AGREEMENT, or seeking a declaration of the rights of either Party under this AGREEMENT, the prevailing Party shall be entitled to recover from the other such attorney's fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.

       IN WITNESS WHEREOF, UNIVERSITY and CUBIST have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

                "CUBIST"                             "UNIVERSITY"
      CUBIST PHARMACEUTICALS, INC.           UNIVERSITY OF UTAL RESEARCH
                                                      FOUNDATION
By:      /s/ Alan Watson            By:           /s/ Raymond F. Gesteland
      ----------------------------           -------------------------------
Name:    Alan Watson                Name:         Raymond F. Gesteland
      ----------------------------           -------------------------------
Title:   Senior Vice President      Title:        President
      ----------------------------           -------------------------------
Date:    12/31/01                   Date:         12-28-01
      ----------------------------           -------------------------------

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